UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2009

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Point Center East, Suite 600 Alpharetta, Georgia	30022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-514-0186

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2009, Philip Morris USA Inc. (formerly Philip Morris Incorporated), a Virginia corporation doing business as Philip Morris U.S.A. (“Buyer”), and Schweitzer-Mauduit International, Inc., a Delaware corporation (“Seller”), have entered into Amendment No. 7 to the Amended and Restated Addendum to Fine Paper Supply Agreement. For the period beginning April 1, 2009 through December 31, 2009, it is the intention of the Parties to provide for an adjustment in compensation due from the Buyer to the Seller for tobacco related products. All other provisions of the Amended and Restated Addendum to Fine Papers Supply Agreement, effective July 1, 2000, which has been amended by Amendment No. 1, effective August 4, 2000, Amendment No. 2, effective January 25, 2001, Amendment No. 3, effective September 26, 2001, Amendment No. 4, effective September 12, 2002, Amendment No. 4, effective September 12, 2002, Amendment No. 5, effective December 31, 2004, Amendment No. 6, effective December 31, 2005, and that certain Letter Agreement dated March 26, 2009, shall remain unchanged.

The Amendment No. 7 to the Amended and Restated Addendum to Fine Papers Supply Agreement between Philip Morris USA Inc. and Schweitzer-Mauduit International, Inc. will be filed as an exhibit with the Company’s next periodic report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By: /s/ Peter J. Thompson
Peter J. Thompson
Treasurer, Chief Financial and Strategic Planning Officer

Dated: May 12, 2009